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                                  EXHIBIT 10.7
                EMPLOYMENT AGREEMENT BETWEEN DOCTOR'S CARE, P.A.

                                       AND
                               MICHAEL STOUT, M.D.

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STATE OF SOUTH CAROLINA    )

                           )                           EMPLOYMENT AGREEMENT

COUNTY OF LEXINGTON        )

     THIS AGREEMENT made and entered into this 1st. day of November, 19 1995, between Doctor's Care, P. A. (hereinafter "Employer"), a South Carolina Professional Association with its principal office in Columbia, South Carolina, and Michael Stout, (hereinafter "Employee").

     WHEREAS, Employer is a South Carolina Professional Association and wishes to employ the Employee to render services for it; and,

     WHEREAS, Employee is a licensed physician in South Carolina and desires and is willing to become a professional employee of Employer, in accordance with the following terms, conditions, and provisions:

     NOW, THEREFORE, for and in consideration of the promises herein and other valuable consideration, it is agreed that:

         (1) Employment Term. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall be five
                  (5) year beginning November 1, 19 95 . After the initial five
                  (5) year term, this Agreement shall be renewable from year to year upon the mutual agreement of both parties.

         (2)      Duties.

                  A. Other than Employee's duties as an Employee of UCI Medical Affiliates of South Carolina, Inc., Employee shall devote his full-time professional skill and attention to the performance of services in the practice for the benefit of Employer at Doctor's Care Beltline or such other clinic within the Columbia, South Carolina area as shall be reasonably assigned by Employer. Employee's duty schedule shall be determined by Employer and Employee shall provide such emergency evening and weekend coverage as shall be needed and be reasonably assigned to Employee by Employer.

                  B. Employee shall not engage in any outside professional activities involving the personal services of Employee and yielding a financial return without Employer's prior written consent. However, nothing stated herein shall restrict or prevent employee from personally and on Employee's own account, investing in stocks, bond securities, commodities, real estate, or other forms of investments.

                  C. Employee will actively and industriously pursue his profession in Employer's interest, will faithfully adhere to the principles and ethics of the profession, and will carefully avoid any and all personal acts, habits and usages which might injure in any way, directly or indirectly,

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                      Employee's professional reputation or that of
                      any other Employee of Employer, or which might otherwise be detrimental to any interest of Employer.

                  D. Employee hereby agrees that all fees received or collected as a result of professional services rendered by Employee, together with all other emolument, e.g., witness fees, report fees, speaker feets, etc., shall be the property of Employer. Accordingly, Employee acknowledges that Employee's employment renders him an agent and servant of Employer and does not confer upon Employee any ownership interest in or professional claim upon any fees charged by Employer for Employee's services, whether said fees are collected during Employee's employment or after termination thereof.

         (3)      Compensation.

                  (A) Regular Compensation. For all services rendered under this Agreement, Employer shall pay the Employee an initial salary of One Hundred Sixty Thousand Dollars ($ 160,000.00) per year, payable bi-weekly.

                  (B) Changes in Compensation. From time to time, increases in the Employee's salary may be made, said increases to be reflected on the "Schedule of Compensation" attached hereto and made a part hereof.

                  (C) Bonuses. Employer may from time to time review Employee's compensation arrangement with respect to the payment of a bonus for superior performance; provided however that the decision to make bonus payments, if any, shall be at the sole discretion of Employer.

         (4) Fringe Benefits. As further consideration for the performance by Employee of the services set forth herein, Employee shall be eligible on a non-discriminatory basis for participation in any tax qualified deferred compensation plan maintained by Employer and also for inclusion in any group-term life insurance plan maintained by Employer. However, Employee understands that the decision to maintain any such plans shall be in sole discretion of Employer.

                  (A) Health Insurance Coverage. Employer, shall provide for Employee such health coverage as provided to other employees of Doctor's Care, P. A. Family coverage is available on the same basis as is provided to other senior executives of Employer or UCI Medical Affiliates, Inc.

                  (B) Group Term Life Insurance & Group Disability Insurance. Employer, at its cost, shall furnish such life and disability insurance for Employee as it, from time to time, may provide to other Employees.

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         (5)      Vacation and Professional Meetings. Employee shall be entitled to four weeks paid vacation. All above leave shall be taken on reasonable prior notice and at such time or times as shall be agreed to by Employer and that does not interfere with proper operation of the Practice. In addition, Employee is entitled to one week of paid leave for Continuing Medical Education.

         (6) Inability to Perform Essential Services. If Employee is unable to perform the essential professional services contemplated by this agreement as a result of illness or incapacity, Employee shall continue to receive those benefits which become payable to Employee under contracts, if any, provided for Employee by Employer. Anything to the contrary contained herein notwithstanding if Employee is not able to resume the performance of such essential professional duties within ninety (90) days of the date Employee was first unable to perform such duties, Employee may be deemed, at the sole discretion of the Employer, to have terminated this Agreement and Employer shall have the right to pursue all remedies set forth herein related to such a termination.

         (7)      Equipment and Expenses.

                  (A) Facilities. Employer shall provide and pay for suitable office space and facilities, furniture, fixtures, equipment, supplies, employees and assistants necessary and appropriate for the proper performance of the duties of Employee.

     (B) Professional Liability Insurance. Employer shall either pay or, upon proof of payment by the Employee, reimburse the Employee for the cost of Professional Liability (malpractice) Insurance covering the Employee for services provided hereinunder for claims as follows: the first One Hundred Thousand Dollars ($100,000) in coverage shall be through the South Carolina Medical Malpractice Joint Underwriters Association ("JUA"); the excess coverage shall be provided through the South Carolina Patients' Compensation Fund
("PCF"). Employee understands that the amount of coverage provided by JUA and PCF may not be adequate to protect Employee against all claims and that the responsibility of securing additional insurance coverage, if any, is solely that of Employee.

     (C) License Fees, Memberships and Dues. Employer shall either pay or, upon proof of payment by the Employee, reimburse up to $300, to Employee for the cost of professional license fees, and the cost of reasonable professional membership and dues.

                  (D) Documentation. Employee agrees to submit to Employer the documentation as may be necessary to substantiate the deductibility of the foregoing expenses for income tax purposes.

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         (8)      Employee Death. If Employee dies while this Agreement is in full force and effect, Employer shall pay to Employee's named beneficiary, or in default of the named beneficiary to Employee's estate, all salary accrued but unpaid through the pay period which includes the date of Employee's death.

         (9) Patients and Records. Employer and Employee agree that all patient lists, records, and charts are the property of Employer, and that upon termination of this Agreement, Employee shall not be entitled to receive any patient lists, records, or charts whether or not the Employee shall have seen or attended any patient with which such terms are covered; provided however, that record keeping for patients treated by Employee shall be the sole responsibility of Employee, and Employee shall complete all such charts and records for such patients in accordance with professional standards.

         (10) Policy Decisions. It is understood that Employer shall have the sole and exclusive right of management over the practice, including without limitation, the determination of the professional standards to be observed, the determination of the fees to be charged, and the determination of the office hours to be maintained.

     (11) Conditions of Termination. Physician understands and agrees that cause for termination of employment includes, but is not limited to the following:

                  (A) At any time by mutual agreement in writing between Employer and Employee.

                  (B) At the loss or the suspension of the right to conduct the practice of medicine by Employee, or the loss, or suspension of any right or privilege necessary or incident thereto, or the loss, suspension, or limitation of Employee's Controlled Substance license, or if Employee performs any negligent or intentional act which directly or indirectly damages the reputation or property of Employer.

                  (C) At the death of Employee, provided however, that the provisions of this Agreement regarding Employee's death shall be performed by the Employer.

                  (D) At the option of the Employer, upon thirty (30) days prior written notice for "good cause", which shall mean failure of Employee to provide the agreed duties hereunder or willful violation by Employee of any of the terms of this Agreement.

                  (E) Upon a party hereto failing to perform any covenant or condition hereunder within thirty (30) days after written notice and demand, the non-defaulting party may terminate this Agreement.

                  (F) Upon the bankruptcy, insolvency or assignment for the benefit of the creditors of Employer, or any other type of voluntary or

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                           involuntary creditors proceeding
                           involving the property of Employer.


                  (G) Upon Employee's failure to satisfactorily comply with accepted standards of medical practice and professional conduct.

                  (H) If Employee engages in the abuse of drugs, intoxicants or other mood-altering substances or if Employee treats or attempts to treat a patient while under the influence of drugs, intoxicants or other mood-altering substances.

                  (I) Upon thirty days notice, at the option of the Employer if Employee does not satisfy the credentialing requirements of the managed care and other plans with which Employer participate.

         (12) First Year. For a period of twelve (12) months after execution of this Agreement, either party shall have the right to terminate the Agreement for any reason or for no reason upon sixty day written notice of the other party. In the event the Employer exercises its rights under this provision, the restrictive covenants set forth in paragraphs 13B, 13C and 13D shall be null and void.

         (13) Non-Disclosure of Information. Employee shall not, at any time after the date hereof, directly or indirectly, divulge or disclose for any purpose whatsoever any confidential information that has been developed or obtained by, or disclosed to, Employee by Employer at any time or after the date hereof (exclusive of such information as is in the public domain). Employee acknowledges that such confidential information is of a special and unique nature and value relating to matters of Employer's business, including, without limitation, Employer's patents, copyrights, proprietary information, trade secrets, trademarks, systems, procedures, manuals, confidential reports, records, operational expertise, locations and lists of clients and potential clients, pricing information and lists, marketing materials and methods, the nature and type of services rendered by Employer, the methods used and preferred by Employer's clients, and the fees paid by them (all of which are deemed for all purposes to be confidential, proprietary, and trade secrets of Employer). Any confidential information in Employee's possession shall be returned to Employer upon any termination or expiration of this Agreement.

         (14)     Covenants Against Competition.

                  A. Exclusivity. For the period of Employee's retention by Employer, Employee will not, directly or indirectly, plan, operate, organize or otherwise be involved in any primary or urgent care facility of a type similar to those operated by Employer other than on behalf of Employer. Employee further agrees that so long as this Agreement is in effect, Employee will not undertake the planning or organizing of any business activity competitive with the work Employee performs for Employer.

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     B.  Restrictive  Covenant.  In addition to (but not in  limitation  of) the restrictions of Section 14 (A), for the period of Employee's retention by Employer plus a period of two (2) years after termination of this Agreement, Employee shall not, directly or indirectly engage in, or assist another person or entity to engage in, any sales of products and services furnished (or similar business operated) by Employer in competition with Employer within a five (5) mile radius of the primary Clinic maintained, managed or otherwise controlled by Employer at which Employee performed services during the term of Employee's retention by Employer (collectively, the "Territory").

     C. Ownership. In addition to (but not in limitation of) the restrictions of Sections 14 ^A and B, for the period of Employee's retention by Employer, Employee shall not, directly or indirectly, own an equity interest (other than as the holder for investment purposes only of up to 2% of the outstanding capital stock of any corporation which is publicly traded on a national stock exchange or the NASDAQ National Market System, so long as Employee is not a controlling person of, or a member of a group that controls, such corporation and Employee is not otherwise affiliated in any capacity with such corporation) in any entity or enterprise conducting operations in the Territory which is competitive with Employer's business activities.

     D. Employees. In addition to (but not in limitation of) the restrictions of (Sections A, B and C), for the period of Employee's retention by Employer, plus a period of two years after termination of this Agreement, Employee shall not, directly or indirectly, solicit or in any manner attempt to solicit or induce any person employed by, or an agent of, Employer to terminate such person's association or contract of employment or agency, as the case may be, with Employer.

         (15) Remedy for Violation. Employer and Employee agree that remedies at law are inadequate and that Employer may seek injunctive relief in the event of violation of this covenant. In addition, it is agreed that the actual damages occasioned by any breach of the covenants by Employee not to solicit and/or perform services except as provided above will not be susceptible to exact determination and Employer shall be entitled to liquidated damages in an amount equal to three (3) times the gross fees billed by Employer to any such patients solicited or treated in violation of this covenant during the two (2) year (twenty four (24) month) period immediately preceding the violation of this covenant.

     (16) Binding Agreement. This Agreement shall be binding on the parties, their distributees, legal representatives, successors and assigns.

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         (17)     Notices. All notices under this Agreement shall be in writing and shall be served by personal service or registered mail, return receipt requested. Notice by mail shall be addressed to each party at such party's last known address.

         (18) Cost of Enforcement. Employer and Employee each hereby agree that should they default in any of the obligations contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee which may arise or accrue from enforcing this Agreement or in pursuing any remedy provided by the statues of the State of South Carolina, whether such remedy is pursued by filing a suit or otherwise.

     (19) Captions. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     (20) Governing Law. This Agreement shall be governed by the Laws of the State of South Carolina.

         (21) Waiver. Waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be constrained as a waiver of any subsequent breach thereof.

         (22) Severability. If any provision of this Agreement, or portion thereof, shall be declared invalid or unforceable, the remainder of this Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

                       DOCTOR'S CARE, P. A.

                       EMPLOYER:   By:   /s/ M.F. McFarland, III, M.D.
                                                  M. F. McFarland, III,

                                         Its:     President

                       EMPLOYEE:         /s/ Michael Stout, M.D.
                                                           Michael Stout, MD

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                                    SCHEDULE OF COMPENSATION

Date Change Effective         New Annual Salary    Employer  Employee

                                -101-

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